UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15 , 2006

Cogdell Spencer Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32649	20-3126457
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification Number)

4401 Barclay Downs Drive, Suite 300
Charlotte, North Carolina	28209
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 940-2900
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets.
SIGNATURES

ITEM 2.01 Completion of Acquisition or Disposition of Assets.
On February 15, 2006, Cogdell Spencer LP (the “Operating Partnership”), a subsidiary of Cogdell Spencer Inc., closed on its acquisition of the property known as Methodist Professional Center One building, which includes a seven-story medical office building and an adjacent 951-space parking deck (the “Property”), pursuant to a Purchase and Sale Agreement dated December 13, 2005.
The Property is located on the campus of Methodist Hospital, an affiliate of Clarian Health, in the downtown submarket of Indianapolis, IN. The seller, LHRET Indianapolis, LLC, is unaffiliated with Cogdell Spencer Inc.
The purchase price for the Property, including related transaction costs, was $39,446,940. In addition, Cogdell Spencer assumed tenant liabilities associated with the Property totaling $548,671.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGDELL SPENCER INC.
By:	/s/ Frank C. Spencer
	Name:	Frank C. Spencer
	Title:	Chief Executive Officer and President

Date: February 15, 2006

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